UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2009

NEWMONT MINING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-31240	84-1611629
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6363 South Fiddlers Green Circle Greenwood Village, Colorado	80111
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 863-7414

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02— Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On November 30, 2009, the Compensation Committee of the Board of Directors of Newmont Mining Corporation (“the Company”) approved a new equity compensation plan, performance leveraged stock units (“PSUs”) to be included in an amended Senior Executive Compensation Program (“Program”), which shall be adopted by the Board of Directors of Newmont USA Limited (“Newmont USA”), a wholly owned subsidiary of the Company. At the beginning of each year starting in 2010, the Company will determine a target number of PSUs for each eligible executive by dividing the target dollar amount of the PSU award by the Company’s average closing sales price for a share of Company common stock (“Common Stock”) for the fourth quarter of the prior year. The number of PSUs earned will be determined at the end of a three year performance period based upon two metrics. First, the Company will determine the percent relationship (or ratio) between the average closing sales price of a share of Common Stock for the fourth quarter prior to the three year performance period to the average closing sales price of a share of Common Stock for the last quarter of the performance period. That percent relationship (or ratio) shall determine the percentage of the target PSUs that will be earned with a minimum payout of 50% of target and a maximum payout of 150% of target. Second, eligible participants will have the opportunity to earn an additional 50% of target PSUs based upon a relative total shareholder return metric. The Company will measure its relative total shareholder return versus a peer group over the three year performance period. For any percentage point that the Company’s total shareholder return is above the median of the peer group, eligible executives shall earn 2% of target PSUs with a maximum payout of 50% of target PSUs. If the Company’s total shareholder return is below the median of the peer group, there will be no payout of PSUs for the total shareholder return metric. Payout of PSUs will be in the form of Common Stock.

As a result of the adoption of the new equity compensation vehicle, the total target long-term incentives for senior executives will increase in 2010. See the chart below for the increase in total target long-term compensation, which will be comprised of equal parts of the Company’s existing financial performance shares and stock options and the new PSUs.

	2009 Target Long-Term	2010 Target Long-Term
	Incentive % of Base Salary	Incentive % of Base Salary
Richard T. O’Brien, President and Chief Executive Officer	270%	465%

Russell Ball, Executive Vice President and Chief Financial Officer	220%	270%

Randy Engel, Executive Vice President, Strategic Development	220%	270%

Guy Lansdown, Executive Vice President Discovery and Development	220%	270%
In addition to the full PSU target set in 2010 for payout shortly after the close of 2012, in 2010 the Company will set one-time target PSU awards for each participant based on 1/3 of the annual target for payout shortly after the close of 2010 and 2/3 of the annual target for payout shortly after the close of 2011.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWMONT MINING CORPORATION
By:	/s/ Jeffrey K. Reeser
	Name:	Jeffrey K. Reeser
	Title:	Vice President and Secretary

Dated: December 3, 2009